UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C., 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 9, 2025

NEXTNRG, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40809	84-4260623
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

67 NW 183rd Street, Miami, Florida 33169

(Address of principal executive offices, including Zip Code)

(305) 791-1169

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	NXXT	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into Material Definitive Agreement

On September 8, 2025, NextNRG, Inc. (the “Company”) entered into securities purchase agreement (the “Purchase Agreement”), with an accredited investor (the “Investor”). Pursuant to the Purchase Agreement, the Company agreed to sell, and the Investor agreed to purchase (i) senior secured convertible notes of the Company, in the aggregate original principal amount of up to $11,800,000 (the “Notes”), which are convertible into shares of common stock, par value $0.0001 per share, of the Company (“Common Stock”), and (ii) warrants to purchase up to 3,000,000 shares of Common Stock, with an exercise price of $5.00 (the “Warrants). On the same date, the Company and the Investor also entered into a registration rights agreement (the “Registration Rights Agreement”) and a security agreement (the “Security Agreement”). In connection with the transaction contemplated in the Purchase Agreement, the Company also agreed to issue to another accredited investor, who is a consultant of the Investor, due diligence notes, in the aggregate original principal amount of up to $1,180,000 (the “Due Diligence Notes”) and due diligence warrants to purchase up to 300,000 shares of Common Stock, subject to adjustment as provided in the due diligence warrants (the “Due Diligence Warrants”). The Due Diligence Notes and the Due Diligence Warrants include the same terms as the Notes and the Warrants, respectively, and the below description of the Notes and the Warrants applies to the Due Diligence Notes and the Due Diligence Warrants as well.

On September 8, 2025, the Company issued Notes in the aggregate principal amount of $2,950,000, Warrants to purchase up to 750,000 shares of Common Stock, Due Diligence Notes in the aggregate principal amount of $295,000 and Due Diligence Warrants to purchase up to 75,000 shares of Common Stock (the “Initial Closing”).The Company received $2,500,000 gross proceeds at the Initial Closing, which reflects an original issue discount of 18% on the Notes. Pursuant to the Purchase Agreement, from Initial Closing and for 5 years thereafter, the Investor shall have the right to purchase additional Notes and Warrants from the Company. At such additional one or more closings, the Company may issue and sell up to an additional $8,850,000 aggregate principal amount of Notes and additional Warrants to purchase up to 2,250,000 shares of Common Stock subject to the terms and conditions set forth in the Purchase Agreement. If such one or more additional closing occurs, then at any of such additional closing the Company will also issue Due Diligence Notes and Due Diligence Warrants in an amount equal to 10% to the amount of the Nots and the Warrants being issued at such additional closing, respectively.

The Purchase Agreements contain customary representations, warranties and covenants by the Company and the Investor. Pursuant to the Purchase Agreement, the Company agreed that as long as any amount remains outstanding on the Notes, neither the Company nor any Subsidiary, as defined in the Purchase Agreement, shall issue any shares of Common Stock, preferred stock, or equity of the Company or any Subsidiary at a price or effective price that is less than the highest price per share of the securities issued or issuable pursuant to the Purchase Agreement. The Company also agreed that until such time as the Securities, as defined in the Purchase Agreement, are no longer outstanding, the Company will not, without the consent of the Investor, enter into any Equity Line of Credit, as defined in the Purchase Agreement, or similar agreement, issue or agree to issue floating or Variable Priced Equity Linked Instruments, as defined in the Purchase Agreement. The Company also granted the Investor a right to participate in future financings of the Company for a period of 12 months from the Initial Closing, for up to 50% of such future financings. Under the Purchase Agreement, the Notes, Due Diligence Notes, Warrants and the Due Diligence Warrants, the Company will not issue shares of Common Stock in excess of 19.9% of the issued and outstanding shares of Common Stock, and the Company agreed to hold a special meeting of shareholders, if needed, in order to approve such issuance.

No interest shall accrue on the Notes prior to an Event of Default or prior to Maturity Date of the Notes. Commencing on the Maturity Date and also five (5) days after the occurrence of any Event of Default interest on the Notes shall accrue at an interest rate equal to the lesser of 18% per annum or the maximum rate permitted under applicable law.

The Notes are convertible at the option of the Investor into shares of Common Stock at a conversion rate equal to (i) of the sum of the principal and interest, if any, of the Notes or any applicable unpaid amounts divided by (ii) the applicable conversion price (the “Conversion Price”). The initial Conversion Price is equal to the Nasdaq Minimum Price at the Initial Closing, subject to adjustment as provided in the Notes, including without limitation, in the event of any subsequent dilutive issuance at a price lower than the Conversion Price then in effect. Notwithstanding the foregoing, in no event shall the Conversion Price be below the Floor Price, as defined in the Notes.

Under the Notes, the Company also agreed to certain negative covenants, including in connection with entering into or creating certain indebtedness or liens and declaring or making any cash dividend or other distribution of its assets or rights to acquire its assets to holders of shares of Common Stock.

Upon the occurrence of an Event of Default, the outstanding principal amount of the Note, liquidated damages and other amounts owing in respect thereof shall become, at the Holder’s election immediately due and payable in cash at the sum equal to (a) the greater of (i) the outstanding principal amount of this Note divided by the then applicable Conversion Price under the terms of the Notes multiplied by the applicable VWAP, or (ii) 120% of the outstanding principal amount of this Note, and (b) all other amounts, costs, expenses and liquidated damages due in respect of this Note.

The Warrants are exercisable for a period of 5 years from the Initial Exercise Date set forth in the Warrants.

Under the Security Agreement the Company and certain subsidiaries of the Company agreed to execute and deliver to the Collateral Agent, as defined in the Security agreement, the Security Agreement and to grant Collateral Agent, for the ratable benefit of the Investor, a security interest in certain property of the Company and its subsidiaries to secure the prompt payment, performance and discharge in full of all of the Company’s obligations under the Notes and the other Transaction Documents, as defined in the Purchase Agreement.

In addition, in connection with the transaction described above, the Company’s Chief Executive Officer provided the Investor with a personal guaranty (the “Guaranty”) under which he unconditionally and irrevocably guarantees the payment, and performance of all of Company’s obligations under the Notes, the Security Agreement, or any other Transaction Document.

The issuance of the shares of Common Stock issuable by the Company upon the conversion of the Notes or the Due Diligence Notes or upon the exercise of the Warrants or the Due Diligence Warrants that were issued at the Initial Closing or that may be issued by the Company at the first additional closing pursuant to the Purchase Agreement, was registered pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-268960), which was filed with the Securities and Exchange Commission (the “Commission”) on December 22, 2022, and declared effective on January 3, 2023 (the “Shelf Registration Statement”), and a prospectus supplement to the base prospectus forming a part of such registration statement (the “Prospectus Supplement”), which was filed by the Company with the Commission on September 9, 2025.

In addition, under the Registration Rights Agreement, the Company agreed to file an initial registration statement, and if needed under the terms of the Registration Rights Agreement, additional registration statements. Such registration statements will register for resale all shares of Common Stock issuable by the Company under the Notes, Due Diligence Notes, Warrants and Due Diligence Warrants that had not already been sold under the Prospectus Supplement, as the Shelf Registration Statement is expected to expire on or about January 3, 2026.

The foregoing description of the Purchase Agreement, the Notes, the Warrants, the Due Diligence Notes, the Due Diligence Warrants, the Registration Rights Agreement, the Security Agreement and the Guaranty is not complete and is qualified in its entirety by reference to the form Purchase Agreement, the Notes, the Warrants, the Due Diligence Notes, The Due Diligence Warrants, the Registration Rights Agreement, the Security Agreement and the Guaranty, copies of which are filed herewith as Exhibits 10.1, 10.2, 10.3, 10.4, 10.5. 10.6, 10.7 and 10.8, respectively, and are incorporated herein by reference.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the Shares discussed herein, nor shall there be any offer, solicitation, or sale of the Shares in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 3.02. Unregistered Sales of Equity Securities.

The Notes, the Warrants, the Due Diligence Notes, the Due Diligence Warrants and the shares of Common Stock issuable thereunder have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) and were offered pursuant to the exemption from registration provided in Section 4(a)(2) under the Securities Act, and Rule 506(b) promulgated thereunder, except that the shares of Common Stock issuable by the Company upon the conversion of the Notes and the Due Diligence Notes and upon the exercise of the Warrants and the Due Diligence Warrants that were issued at the Initial Closing or that may be issued by the Company at the first additional closing were registered pursuant to the Prospectus Supplement.

The information contained in Item 1.01 of this Current Report on Form 8-K about the Notes, the Warrants, the Due Diligence Notes, the Due Diligence Warrants and the shares of Common Stock issuable thereunder is hereby incorporated by reference into this Item 3.02.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
5.1	Opinion of Sichenzia Ross Ference Carmel LLP
10.1	Form of Purchase Agreement
10.2	Form of Notes
10.3	Form of Warrants
10.4	Form of Due Diligence Notes
10.5	Form of Due Diligence Warrants
10.6	Form of Registration Rights Agreement
10.7	Form of Security Agreement
10.8	Form of Guaranty
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NextNRG, Inc.

Date: September 9, 2025	By:	/s/ Michael Farkas
	Name:	Michael Farkas
	Title:	Chief Executive Officer